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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              JO-ANN STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              JO-ANN STORES, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              [JO-ANN STORES LOGO]

                                5555 Darrow Road
                               Hudson, Ohio 44236

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 8, 2000

To our Shareholders:

     The Annual Meeting of Shareholders of Jo-Ann Stores, Inc. will be held at our corporate offices located at 5555 Darrow Road, Hudson, Ohio, on Thursday, June 8, 2000, at 9:00 a.m., local time, for the following purposes:

     1. To elect three Directors to the class whose three-year term of office will expire in 2003.

     2. To transact such other business as may properly come before the meeting.

     All shareholders are cordially invited to attend the meeting, although only those holders of Class A common shares of record at the close of business on April 14, 2000 will be entitled to vote at the meeting.

     IF YOU ARE A HOLDER OF CLASS A COMMON SHARES, YOU WILL ALSO FIND ENCLOSED A PROXY CARD. YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE YOUR PROXY EITHER BY MAIL, TELEPHONE OR THROUGH THE INTERNET, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR CLASS A COMMON SHARES IN PERSON.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy.

     The Proxy Statement accompanies this Notice.

                                            BETTY ROSSKAMM, Secretary

May 8, 2000
By Order of the
Board of Directors

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      1
  When is the Proxy Statement being mailed?.................      1
  What is the purpose of the annual meeting?................      1
  Who may attend the annual meeting?........................      1
  Who is entitled to vote?..................................      1
  What constitutes a quorum?................................      1
  What am I voting on?......................................      1
  Is electronic access available?...........................      1
  How do I vote?............................................      2
  Can I change my vote after I return my proxy card?........      2
  How do I vote my 401(k) shares?...........................      2
  What does it mean if I receive more than one proxy
     card?..................................................      3
  Who will count the vote?..................................      3
  What is the Board's recommendation?.......................      3
  What is the required vote for approval of the proposal?...      3
  Are there other matters to be acted upon at the annual
     meeting?...............................................      3
PRINCIPAL SHAREHOLDERS......................................      4
ELECTION OF DIRECTORS.......................................      7
  Nominees to the Board of Directors........................      7
  Compensation of Directors.................................      9
EXECUTIVE COMPENSATION......................................     10
  Summary Compensation Table................................     10
  Option Grants in Fiscal Year 2000.........................     11
  Aggregate Option Exercises In Last Fiscal Year and Fiscal
     Year-end Option Values.................................     12
  Change of Control and Employment Agreements...............     12
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     13
STOCK PERFORMANCE GRAPH.....................................     16
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS...     17
INDEPENDENT AUDITORS........................................     17
PROXY SOLICITATION COSTS....................................     17
SHAREHOLDERS' PROPOSALS.....................................     17
ANNUAL REPORT...............................................     17

                              [JO-ANN STORES LOGO]

                                5555 Darrow Road
                               Hudson, Ohio 44236

                                PROXY STATEMENT

     This Proxy Statement contains information related to the annual meeting of shareholders of Jo-Ann Stores, Inc. to be held on Thursday, June 8, 2000, beginning at 9:00 a.m., local time, at 5555 Darrow Road, Hudson, Ohio, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHEN IS THE PROXY STATEMENT BEING MAILED?

     This Proxy Statement is first being mailed on or about May 8, 2000 to our shareholders by our Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, shareholders will act upon the election of directors. In addition, our management will report on our performance during fiscal 2000 and respond to questions from shareholders.

WHO MAY ATTEND THE ANNUAL MEETING?

     All shareholders, both Class A and Class B, as of the close of business on April 14, 2000, the record date, may attend the annual meeting.

WHO IS ENTITLED TO VOTE?

     Class A shareholders as of the record date are entitled to vote at the annual meeting. Each outstanding share of Class A common stock entitles its holder to cast one vote on each matter to be voted upon.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Class A common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 9,155,656 Class A common shares were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT AM I VOTING ON?

     You will be voting on:

     - electing three Directors to the class whose three-year term of office will expire in 2003;

     - transacting such other business as may properly come before the meeting.

IS ELECTRONIC ACCESS AVAILABLE?

     Two new opportunities for electronic access are being offered to our shareholders this year.

     - For the first time, our shareholders have the flexibility of voting their Class A shares by telephone or over the Internet, in addition to the traditional mail-in method. Telephone and Internet voting give you the convenience of voting 24 hours a day, seven days a week. Simply follow the instructions on your proxy card.

     - We are also offering you the opportunity during this year's voting process to elect to view future proxy material on the Internet, rather than receive paper copies in the mail. You will have other opportunities throughout the year to make the election. This service will help Jo-Ann Stores reduce printing and postage costs and is more environmentally friendly. Additional information is provided below.

HOW DO I VOTE?

     You may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options:

  Vote By Telephone:

     You can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. You can also consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card.

  Vote By Internet:

     You can select to vote on the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

     The deadline for voting by telephone or on the Internet is 12:00 noon eastern standard time on June 7, 2000.

  Vote By Mail:

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If you wish to view future proxy statements and annual reports on the Internet, check the box provided on the card.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing a notice of revocation, or a duly executed proxy bearing a later date, with the Corporate Secretary. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(K) SHARES?

     If you participate in the Jo-Ann Stores, Inc. Savings Plan (401k), the number of Class A common shares that you may vote is equivalent to the interest in Class A common shares credited to your account as of the record date. You may vote by instructing Institutional Trust Company (a division of Invesco Retirement and Benefit Services), the trustee of the plan, pursuant to the proxy card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions. If you do not send instructions on how to vote your shares, the share equivalents credited to your account will be voted by the trustee in the same proportion that the trustee votes share equivalents for which it did receive instructions.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     If you receive more than one proxy card, it is because your shares are in more than one account. You will need to vote all proxy cards to insure that all your shares will be counted.

WHO WILL COUNT THE VOTE?

     A representative of Automatic Data Processing Incorporated will be tabulating the votes. A representative of our Company will be acting as inspector of election.

WHAT IS THE BOARD'S RECOMMENDATION?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth with the description of the proposal in "Election of Directors." In summary, the Board recommends a vote for the nominated slate of directors (see page 7).

WHAT IS THE REQUIRED VOTE FOR APPROVAL OF THE PROPOSAL?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Under the Ohio General Corporation Law, all of the Class A Common Shares may be voted cumulatively in the election of Directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of Class A Common Shares owned by the shareholder multiplied by the number of Directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed Proxy will vote the Class A Common Shares represented by valid Proxies on a cumulative basis for the election of the nominees listed below, allocating the votes of such Class A Common Shares in accordance with their judgment. Shareholders of the Company will not be entitled to dissenters' rights with respect to any matter to be considered at the Annual Meeting.

ARE THERE OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

     We do not know of any other matters to be presented or acted upon at the annual meeting. If any other matter is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 14, 2000, the amount of our common stock beneficially owned by (1) each person or group known to us to be beneficial owners of more than 5% of our Class A or Class B common shares, (2) each of our directors and nominees for directors, (3) each of the executive officers named in the Summary Compensation Table herein not listed as a director, and (4) all our executive officers and directors as a group. The information provided in connection with this table has been obtained from our records and a review of statements filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the common shares set forth opposite his or her name. As of April 14, 2000, 9,155,656 Class A common shares were outstanding and 8,843,748 Class B common shares were outstanding. Class A common shares each have one vote per share and Class B common shares do not have voting rights.

                                      CLASS A COMMON SHARES                CLASS B COMMON SHARES
                                ---------------------------------    ---------------------------------
                                    NUMBER OF         PERCENT OF         NUMBER OF         PERCENT OF
           NAME OF                COMMON SHARES       CLASS IF 1%      COMMON SHARES       CLASS IF 1%
       BENEFICIAL OWNER         BENEFICIALLY OWNED      OR MORE      BENEFICIALLY OWNED      OR MORE
       ----------------         ------------------    -----------    ------------------    -----------
Alan Rosskamm(1)(2)...........      1,413,655            15.26%            921,166            10.16%
  5555 Darrow Road
  Hudson, OH 44236
First Pacific Advisors,
  Inc.(3).....................        895,700             9.78%                n/a              n/a
  11400 West Olympic Boulevard
  Suite 1200
  Los Angeles, CA 90064
Betty Rosskamm(1)(4)(5).......        878,810             9.60%            581,217             6.57%
  5555 Darrow Road
  Hudson, OH 44236
The Capital Group Companies,
  Inc.(3)(6)..................        525,000             5.73%                n/a              n/a
  333 South Hope Street
  Los Angeles, CA 90071
Mr. Justin and Mrs. Alma
  Zimmerman(1)(5)(7)..........        471,300             5.15%            371,917             4.21%
  5555 Darrow Road
  Hudson, OH 44236
Jane Aggers(1)(8).............        169,528             1.84%            203,968             2.27%
Brian Carney(1)(9)............         56,904                *              33,301                *
Dave Bolen(1)(10).............         40,476                *              68,844                *
Scott Cowen(11)...............         33,550                *              14,550                *
Frank Newman(12)..............         30,250                *              17,250                *
Rosalind Thompson(1)(13)......         21,281                *              39,791                *
Ira Gumberg(14)...............         21,250                *               2,250                *
Gregg Searle(15)..............         15,875                *               7,875                *
Debra Walker(16)..............          7,250                *               2,250                *
All Executive Officers and
  Directors as a group (12
  persons)(1)(17).............      2,409,884            25.54%          2,024,936            21.55%

---------------

* Less than 1%

 (1) With respect to common stock beneficially owned by such persons under our Employees' Savings and Profit Sharing Plan, the shares of common stock included are as of March 31, 2000, the latest date for which statements are available.

 (2) Mr. Rosskamm's beneficial ownership includes 110,000 Class A common shares and 218,750 Class B common shares subject to stock options granted that are exercisable on or prior to June 13, 2000, 20,000 Class A common shares held as restricted stock under our Executive Incentive Plan, and an aggregate of 181,251 Class A common shares and 366,715 Class B common shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities. His beneficial ownership also includes 750,245 Class A common shares and 45,547 Class B common shares held by Rosskamm Family Partners, L.P. with regard to which he has shared voting and dispositive power, 193,896 Class B common shares held by Rosskamm Family Partners, L.P. II, with regard to which he also has shared voting and dispositive power and 98,950 Class A common shares and 9,303 Class B common shares held by Caneel Bay Partners, L.P., with regard to which he has sole voting and dispositive power.

 (3) The Class A common shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 1999.

 (4) Mrs. Rosskamm's beneficial ownership includes 22,803 Class A common shares and 28,241 Class B common shares held as custodian for the benefit of her grandchildren. Her beneficial ownership also includes 25,000 Class A common shares and 25,000 Class B common shares held by The Rosskamm Family Partnership, with regard to which she has sole voting and dispositive power, 750,245 Class A common shares and 45,547 Class B common shares held by Rosskamm Family Partners, L.P., with regard to which she has shared voting and dispositive power and 193,896 Class B common shares held by Rosskamm Family Partners, L.P. II, with regard to which she also has shared voting and dispositive power.

 (5) Betty Rosskamm, Alma and Justin Zimmerman and the company have entered into an agreement, dated September 26, 1997, relating to their shares of Class A and Class B common stock. Under this agreement, Betty Rosskamm and her lineal descendants and permitted holders, and Alma and Justin Zimmerman and their lineal descendants and permitted holders, may each sell up to 200,000 shares of their Class A common stock in any calendar year and may not sell more than 100,000 of those shares in any 180-day period. Mrs. Rosskamm, and Mr. and Mrs. Zimmerman collectively, may each sell up to 100,000 of their shares of Class B common stock in any 60-day period. If either Mrs. Rosskamm or Mr. and Mrs. Zimmerman sell a number of shares of their Class A common stock in excess of the number permitted under the agreement, they must first offer to sell those shares to the other family party to the agreement, and then with the other family's permission, to the company. If either Mrs. Rosskamm or Mr. and Mrs. Zimmerman sell a number of shares of their Class B common stock in excess of the number permitted under the agreement, each family must first offer to sell those shares to the company.

 (6) Capital Research and Management Company, a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 31, 1999 investment discretion with respect to 525,000 Class A common shares or 5.73% of outstanding shares of the class, which were owned by various institutional investors. Such subsidiary has no power to direct the vote of the above shares.

 (7) Of the 471,300 Class A common shares beneficially owned by the Zimmermans, Mr. Zimmerman disclaims beneficial ownership of 129,867 Class A common shares beneficially owned by his wife and Mrs. Zimmerman disclaims beneficial ownership of 341,433 Class A common shares beneficially owned by her husband. Of the 371,917 Class B common shares beneficially owned by the Zimmermans, Mr. Zimmerman disclaims beneficial ownership of 120,790 Class B common shares beneficially owned by his wife and Mrs. Zimmerman disclaims beneficial ownership of 251,127 Class B common shares beneficially owned by her husband.

 (8) Ms. Agger's beneficial ownership includes 76,500 Class A common shares and 157,750 Class B common shares subject to stock options granted that are exercisable on or prior to June 13, 2000 and 20,000 Class A common shares held as restricted stock under our Executive Incentive Plan.

 (9) Mr. Carney's beneficial ownership includes 25,000 Class A common shares and 33,250 Class B common shares subject to stock options granted that are exercisable on or prior to June 13, 2000 and 20,000 Class A common shares held as restricted stock under our Executive Incentive Plan.

(10) Mr. Bolen's beneficial ownership includes 62,000 Class B common shares subject to stock options granted that are exercisable on or prior to June 13, 2000 and 26,000 Class A common shares held as restricted stock under our Executive Incentive Plan and 1998 Incentive Compensation Plan.

(11) Mr. Cowen's beneficial ownership includes 16,250 Class A common shares and 12,250 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 13, 2000 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

(12) Mr. Newman's beneficial ownership includes 25,250 Class A common shares and 17,250 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 13, 2000 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

(13) Ms. Thompson's beneficial ownership includes 7,250 Class A common shares and 39,125 Class B common shares subject to stock options granted that are exercisable on or prior to June 13, 2000 and 11,000 Class A common shares held as restricted stock under our Executive Incentive Plan and 1998 Incentive Compensation Plan.

(14) Mr. Gumberg's beneficial ownership includes 10,250 Class A common shares and 2,250 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 13, 2000 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

(15) Mr. Searle's beneficial ownership includes 7,875 Class A common shares and 7,875 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 13, 2000 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan.

(16) Ms. Walker's beneficial ownership includes 2,250 Class A common shares and 2,250 Class B common shares subject to stock options granted under our Stock Option Plan for Non-Employee Directors that are exercisable on or prior to June 13, 2000 and 5,000 Class A common shares held as restricted stock under our 1998 Incentive Compensation Plan. Ms. Walker was elected to the Board of Directors on August 28, 1998.

(17) Beneficial ownership for all executive officers and directors as a group includes 280,625 Class A common shares and 552,750 Class B common shares subject to stock options granted under our Stock Option Plans that are exercisable on or prior to June 13, 2000 and 122,000 Class A common shares held as restricted stock under our Executive Incentive Plan and 1998 Incentive Compensation Plan. Total excludes 750,245 Class A common shares and 239,443 Class B common shares held by Mr. Rosskamm and Mrs. Rosskamm in certain family partnerships with which they share voting and dispositive powers.

                             ELECTION OF DIRECTORS

     Our Board of Directors is presently comprised of eight members. The Board is divided into three classes, two of which consist of three members and one that currently consists of two members. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named herein.

     Each of the directors in the class whose term of office expires in 2000, Alan Rosskamm, Scott Cowen and Gregg Searle, has been nominated by the Board for reelection at the annual meeting as a director to serve for a three-year term expiring at our annual meeting of shareholders in 2003 or until his or her successor is elected and qualified.

     In the event of the death of or inability to serve of any of the nominees, the proxies will be voted for the election as a director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

                       NOMINEES TO THE BOARD OF DIRECTORS

     The following table sets forth certain information regarding the nominees for election as members of the Board of Directors and Directors whose terms of office will continue after the annual meeting, based upon information furnished to the company by such persons, except as otherwise noted, as of April 14, 2000.

                                 PRINCIPAL OCCUPATION PAST FIVE YEARS,              DIRECTOR
        NAME                          OTHER DIRECTORSHIP AND AGE                     SINCE
        ----                     -------------------------------------              --------
                          NOMINEES FOR THE TERM TO EXPIRE IN 2003
Alan Rosskamm(1)(4)    Chairman of the Board, President and Chief Executive           1985
                       Officer of our company for more than five years. He is a
                       member of one of the two founding families of our company
                       and has been employed by us since 1978. Mr. Rosskamm is
                       also a Director of Charming Shoppes Inc., a women's
                       apparel retailer; age 50.

Scott Cowen(1)(2)(3)   President of Tulane University since July 1998.                1987
                       Previously, he was Dean of the Weatherhead School of
                       Management and A.J. Weatherhead III Professor of
                       Management, Case Western Reserve University, for more
                       than five years. Mr. Cowen is also a Director of American
                       Greetings Corporation, Forest City Enterprises, Inc. and
                       Newell Rubbermaid Inc.; age 53.

Gregg Searle(1)(2)(3)  President and Chief Executive Officer of StoneGate             1996
                       Holdings, Ltd., a private investment company, since
                       October 1999. He was President and Chief Operating
                       Officer from November 1996 to September 1998 and
                       Executive Vice President from August 1993 to February
                       1996 of Diebold, Incorporated; age 51.

                            DIRECTORS WHOSE TERM EXPIRES IN 2001
Alma Zimmerman         Senior Vice President of our company for more than five        1967
                       years; age 87.

Ira Gumberg(1)(2)(5)   Chief Executive Officer and President of J.J. Gumberg          1992
                       Co., a real estate investment and development company,
                       for more than five years. He is also Director of Mellon
                       Bank, N.A.; age 46.

                                 PRINCIPAL OCCUPATION PAST FIVE YEARS,              DIRECTOR
        NAME                          OTHER DIRECTORSHIP AND AGE                     SINCE
        ----                     -------------------------------------              --------
                            DIRECTORS WHOSE TERM EXPIRES IN 2002
Frank Newman(1)(2)(3)  Chief Executive Officer since April 2000, of more.com, an      1991
                       on-line health, beauty and wellness retailer. He was
                       previously Chairman of the Board from February 1997 to
                       March 2000, President and Chief Executive Officer from
                       February 1996 to March 2000 and President from July 1993
                       to March 2000, of Eckerd Corporation, a pharmacy
                       retailer. He is also a Director of AmSouth Bancorporation
                       and Jabil Circuit, Inc.; age 51.

Betty Rosskamm         Senior Vice President and Secretary of our company for         1967
                       more than five years. Betty Rosskamm is the mother of
                       Alan Rosskamm; age 72.

Debra Walker(1)(2)(3)  Executive Vice President and Chief Marketing Officer and       1998
                       co-founder of iCARumba, Inc., an on-line auto services
                       site. She was previously Vice President and Chief
                       Information Officer of The Goodyear Tire and Rubber
                       Company from March 1997 to July 1999 and Vice
                       President -- Retail of The Goodyear Tire and Rubber
                       Company responsible for the operation of all of its
                       retail stores from February 1995 to March 1997; age 43.

---------------

(1) Member of the Corporate Governance Committee, which did not meet during the fiscal year ended January 29, 2000. This Committee is responsible for advising and making recommendations to the full Board of Directors on issues of corporate governance and has the authority to interview and recommend to the Board of Directors for nomination on behalf of the Board suitable persons for election as directors when a vacancy exists on the Board. The Committee and the Board of Directors will also consider individuals recommended by shareholders of our company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the Committee and the entire Board for their consideration. The recommendations must be accompanied by the consent of the individual nominated to be elected and to serve.

(2) Member of the Audit Committee, which met twice during the fiscal year ended January 29, 2000. This Committee is responsible for reviewing with the independent auditors of our company the scope and thoroughness of the auditors' examination, reviewing the adequacy of our company's systems of internal accounting controls with the independent auditors and recommending to the Board of Directors the appointment of independent auditors for the fiscal year.

(3) Member of the Compensation Committee, which met four times during the fiscal year ended January 29, 2000. This Committee has the authority to set the compensation for executive officers of our company. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors.

(4) Concurrently with our company's settlement of allegations by the Securities and Exchange Commission in February 1997, Mr. Rosskamm consented to a separate SEC administrative cease and desist order settling certain allegations by the SEC, without admitting or denying the allegations. The SEC contended that Mr. Rosskamm violated certain federal securities laws as a result of his not making adequate inquiry of his financial staff before signing management representation letters given to our company's auditors in connection with the 1992 offering of 6 1/4% Convertible Subordinated Debentures, and as a result of signing our company's Form 10-Q for the quarter ended May 2, 1992.

(5) Ira Gumberg, one of our directors, is President and Chief Executive Officer and a principal shareholder of J.J. Gumberg Co., which manages numerous shopping centers. Twelve of these shopping centers contain stores of our company. Three of the leases were entered into after Mr. Gumberg became a director of our company, and we believe such leases are on terms no less favorable to us than could have been obtained from an unrelated party. The aggregate rent and related occupancy charges paid during fiscal 2000, fiscal 1999 and fiscal 1998 on these stores amounted to $1.3 million, $1.2 million and $1.2 million, respectively.

     During the fiscal year ended January 29, 2000, there were four meetings of our Board of Directors. Each incumbent director attended at least 75% of the Board meetings and meetings held by the committees on which he or she served during the period for which he or she was a director.

                           COMPENSATION OF DIRECTORS

     Our company's compensation program for each non-employee director consists of cash compensation and grants of stock options and restricted stock.

     CASH COMPENSATION. Each non-employee director is compensated at a rate of $5,000 per quarter and $1,000 for each day of Board and committee meetings attended. Additionally, committee chairpersons receive an additional $500 for each day of Board and committee meetings attended.

     DEFERRED STOCK. In September 1999, the Board of Directors approved the adoption of a deferred stock feature for non-employee directors that allows non-employee directors to elect to convert the retainer and meeting fee portion of their cash compensation into deferred stock units. This program became effective for the March 2000 Board meeting. Under this feature, non-employee directors will make an irrevocable election prior to our Company's annual meeting of shareholders whereby they can elect to convert a percentage (0% to 100% in 25% increments) of their cash compensation to deferred stock units. One-half of the cash compensation deferred is converted into Class A stock units and one-half into Class B stock units. The conversion of cash compensation to deferred stock units is based on the closing market price of Class A and Class B common shares on the date the cash compensation would have been payable if it were paid in cash. These deferred stock units will be credited to an account of each non-employee director, although no stock will be issued until the earlier of an elected distribution date as selected by the non-employee director or retirement.

     STOCK OPTIONS. Non-employee directors are granted stock option awards under the 1996 Stock Option Plan for Non-Employee Directors. Under this plan, our company automatically grants stock options for 7,500 Class A common shares and 7,500 Class B common shares to new non-employee directors as of the date of their initial election to the Board. We also grant stock options for 1,500 Class A common shares and 1,500 Class B common shares to each non-employee director upon completion of each year of service as a director. A year of service generally ends on the date of the Annual Meeting of Shareholders. A total of 64,000 Class A common shares and 64,000 Class B common shares are currently available for option grants under the 1996 Stock Option Plan for Non-Employee Directors. Each grant of stock options will terminate ten years following the date of grant. In the event of the retirement of a director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any stock option (outstanding for a period of more than twelve months) becomes exercisable. Upon termination of a director from the Board for any reason, he or she would continue to have the right to exercise an outstanding stock option during the three-month period immediately following the date of termination of such service.

     RESTRICTED STOCK. Non-employee directors are granted restricted stock awards as permitted under the 1998 Incentive Compensation Plan. This feature of the 1998 Incentive Compensation Plan was adopted by the Board of Directors in November 1999 and provided for a one-time grant of 5,000 Class A Common shares to each then current non-employee director. Additionally, each new non-employee director will be eligible for a one-time grant of 5,000 Class A or Class B Common shares upon joining the Board of Directors. Each non-employee director will then be eligible for an additional grant of 5,000 Class A or Class B Common shares every ten years following their initial grant, provided the director continuously serves as a director for the entire ten-year period. Restricted stock represents awards granted without payment to the Company but which are subject to restrictions on their transfer or sale. The restrictions on non-employee restricted stock lapse with respect to 50 percent of the award three years from the date of the grant and six years from the date of the grant with respect to the other fifty percent, provided the non-employee director still serves in such capacity at the time of each lapse.

                             EXECUTIVE COMPENSATION

     The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended January 29, 2000, January 30, 1999 and January 31, 1998, for the Chief Executive Officer and the other named executive officers of our company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                             ANNUAL COMPENSATION         ------------------------------
                                       -------------------------------                   SECURITIES
                                                               OTHER                     UNDERLYING         ALL
                                                               ANNUAL                  OPTION/SARS(7)      OTHER
                                                              COMPEN-    RESTRICTED    (COMMON SHARES)    COMPEN-
          NAME AND            FISCAL                           SATION      STOCK      -----------------   SATION
     PRINCIPAL POSITION        YEAR    SALARY(3)   BONUS(4)     (5)      AWARDS(6)    CLASS A   CLASS B     (8)
     ------------------       ------   ---------   --------   --------   ----------   -------   -------   -------
Alan Rosskamm                  2000    $450,053    $225,027        --           --        --    60,000    $79,042
  Chairman of the Board,       1999    $448,107         --         --           --        --    60,000    $95,932
  President and Chief          1998    $432,685    $279,956        --     $415,000        --    35,000    $88,018
  Executive Officer
Jane Aggers                    2000    $345,008     $86,252        --           --        --    40,000    $19,709
  Executive Vice President,    1999    $344,946         --         --           --        --    40,000    $18,524
  Merchandising, Marketing     1998    $328,794    $211,884        --     $376,250        --    25,000    $17,937
  and Inventory Management
Dave Bolen (1)                 2000    $300,035     $75,009        --           --        --    33,000    $20,758
  Executive Vice President,    1999    $268,047         --         --     $ 81,875        --    33,000    $19,738
  Stores and Business          1998    $218,341    $129,282   $165,849    $473,750        --    92,500    $10,884
  Development
Brian Carney (1)               2000    $296,022     $74,006        --           --        --    33,000    $14,439
  Executive Vice President,    1999    $295,052         --         --           --        --    33,000    $11,831
  Chief Financial Officer      1998    $ 71,482     $75,000        --     $420,000    50,000    50,000         --
Rosalind Thompson(2)           2000    $202,446     $50,612        --     $ 57,813        --    33,000    $ 2,351
  Executive Vice President,    1999    $193,830         --         --           --        --    10,000    $ 2,417
  Human Resources              1998    $176,306     $85,498        --     $124,500        --     5,000    $ 2,400

---------------

(1) Mr. Bolen's employment began on March 10, 1997 and Mr. Carney's employment began on October 26, 1997.

(2) Ms. Thompson was promoted to Executive Vice President, Human Resources effective December 27, 1999.

(3) Includes amounts earned but deferred under Section 401(k) of the Internal Revenue Code.

(4) Incentive Bonus Compensation is based on the achievement of pre-established corporate and individual performance goals and is calculated as a percentage of an individual's base salary. The Compensation Committee is responsible for establishing the corporate performance goals and the percentage range for each level of management eligible for incentive bonus compensation. The level of incentive bonus compensation is scaled up to a specified maximum for superior performance. Unless otherwise noted, amounts represent bonuses earned in the current fiscal year for which payment is not made until the subsequent fiscal year. For Mr. Carney, the 1998 bonus represents a minimum guaranteed award paid in fiscal 1999. For Mr. Bolen, such compensation includes a $50,000 discretionary award paid during fiscal year 1998.

(5) Other compensation and benefits are included in this column only if in the aggregate they are greater than $50,000 or 10 percent of the total salary and bonus reported for the named executive officer. For Mr. Bolen, such compensation includes a $150,000 relocation allowance paid during fiscal 1998.

(6) Restricted stock awards have been granted to named executive officers under our 1998 Incentive Compensation Plan and 1994 Executive Incentive Plan. Restricted stock represents stock awards granted without payment to the company but which are subject to restrictions on their transfer or sale. The restrictions generally lapse five years from the date of the award. In the event that the named executive officer terminates employment prior to the lapse of restrictions, the award is forfeited. The amounts reported in the table represent the market value at the award date. For the fiscal years 2000, 1999 and 1998, the named executive officers listed in the compensation table received the following restricted stock awards, respectively: Alan Rosskamm-0, 0, 20,000 Class A common shares; Jane Aggers-0, 0, 20,000 Class A common shares; Brian Carney-0, 0, 20,000 Class A common shares; Dave Bolen-0, 5,000, 21,000 Class A common shares; Rosalind Thompson-5,000, 0, 6,000 Class A common shares. At January 29, 2000, the aggregate number and value of restricted stock holdings for each named executive officer were as follows: Mr. Rosskamm 20,000 Class A common shares at $216,250; Ms. Aggers 20,000 Class A common shares at $216,250; Mr. Carney 20,000 Class A common shares at $216,250; Mr. Bolen 26,000 Class A common shares at $281,125 and Ms. Thompson 11,000 Class A common shares at $118,938. The shares of restricted stock would participate the same as other shares of our common stock regarding voting rights and dividend payments.

(7) Our 1998 Incentive Compensation Plan and 1990 Employees Stock Option and Stock Appreciation Rights Plan, as amended, provide for the award of incentive and non-qualified stock options which may be Class A common shares or Class B common shares or a combination thereof. Our 1990 Employees Stock Option and Stock Appreciation Rights Plan, as amended, also provides for stock appreciation rights to our key employees.

(8) Unless otherwise noted, this reflects matching contributions we have made under our Employees' Savings and Profit Sharing Plan, compensation earned for insurance premiums paid on behalf of the named executive officers for insurance policies for which family members of the named executive officers are the beneficiaries and amounts we have expensed for potential benefits earned under our 1979 Supplemental Retirement Benefit Plan. For fiscal year 2000, compensation earned for insurance premiums paid on behalf of the named executive officers amounted to the following: Alan Rosskamm -- $1,306; Jane Aggers -- $1,799; Dave Bolen -- $2,032; Brian Carney -- $550; Rosalind Thompson -- $0. With respect to Mr. Rosskamm's insurance policy, it is structured such that upon payment of benefits or cancellation, all premium payments will be returned to our Company. Our 1979 Supplemental Retirement Benefit Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement, death or total disability. In fiscal years 2000, 1999 and 1998, we expensed, under this plan, for the named executive officers, the following amounts, respectively: Alan
    Rosskamm -- $0, $0, $0; Jane Aggers -- $15,510, $15,510, $15,510; Brian
    Carney -- $11,489, $11,489, $0; Dave Bolen -- $16,326, $16,326, $10,884;
    Rosalind Thompson -- $0, $0, $0. Mr. Rosskamm's participation under this plan was terminated in 1995 and replaced with a split-dollar life insurance arrangement with a trust established by Mr. Rosskamm for the benefit of Mr. Rosskamm's children. Our company and the trust share in the premium costs of whole life insurance policies that pay death benefits of not less than $10 million upon the death of Mr. Rosskamm and his wife, Barbara Rosskamm (whichever occurs later). The split-dollar insurance arrangement is structured such that upon the payment of benefits or cancellation, all premium payments will be returned to our company. The present value of the insurance arrangement included herein for fiscal year 2000 is $75,336.

                       OPTION GRANTS IN FISCAL YEAR 2000

     The following table provides information relating to stock option grants during the last fiscal year to the Chief Executive Officer and the other named executive officers of our company.

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                     INDIVIDUAL GRANTS                                                ANNUAL
--------------------------------------------------------------------------------------------   RATES OF STOCK PRICE
                             NUMBER OF        PERCENT OF TOTAL                                   APPRECIATION FOR
                       SECURITIES UNDERLYING  OPTIONS GRANTED     EXERCISE OR                     OPTION TERM (4)
                          OPTIONS GRANTED       TO EMPLOYEES     BASE PRICE PER   EXPIRATION   ---------------------
        NAME            (COMMON SHARES)(1)     IN FISCAL YEAR     COMMON SHARE     DATE(3)        5%         10%
        ----           ---------------------  ----------------   --------------   ----------   --------   ----------
Alan Rosskamm          Class B    60,000(2)         12.0%            $10.94       12/06/2009   $412,731   $1,045,941
Jane Aggers            Class B    40,000(2)          8.0%            $10.94       12/06/2009   $275,154   $  697,294
Brian Carney           Class B    33,000(2)          6.6%            $10.94       12/06/2009   $227,002   $  575,268
Dave Bolen             Class B    33,000(2)          6.6%            $10.94       12/06/2009   $227,002   $  575,268
Rosalind Thompson      Class B    33,000(2)          6.6%            $10.94       12/06/2009   $227,002   $  575,268

---------------

(1) The option holder has the right to pay the exercise price by delivering previously acquired shares of our common stock and to have shares withheld to satisfy tax withholding requirements in connection with the exercise of options. Such options become immediately exercisable upon a change in control of our company, as defined in the option plan. Options are nontransferable other than by will or the laws of descent and distribution.

(2) The options granted become exercisable in four equal annual installments commencing one year after the date of grant.

(3) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4) Based upon the exercise price, which was equal to the fair market on the date of grant, and annual appreciation at the rate stated on such price through the expiration date of the options. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the named executive officer through the expiration date, as well as being dependent upon general performance of our common stock. The potential realizable values have not taken into account amounts required to be paid by the named executive officer for federal income taxes.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the Chief Executive Officer and the other named executive officers of our company.

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                        COMMON SHARES                    AT JANUARY 29, 2000           AT JANUARY 29, 2000
                         ACQUIRED ON       VALUE     ---------------------------   ---------------------------
        NAME               EXERCISE       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ----------------   --------   -----------   -------------   -----------   -------------
Alan Rosskamm          Class A   22,500   $210,004     110,000             --       $363,753          --
                       Class B   22,500   $165,004     218,750        131,250       $284,128          --
Jane Aggers            Class A    4,500   $ 27,938      76,500             --       $211,295          --
                       Class B    4,500   $ 23,438     157,750         88,750       $161,326          --
Brian Carney           Class A       --         --      25,000         25,000             --          --
                       Class B       --         --      33,250         82,750             --          --
Dave Bolen             Class A       --         --          --             --             --          --
                       Class B       --         --      54,500        104,000             --          --
Rosalind Thompson      Class A       --         --       7,250             --       $  6,016          --
                       Class B       --         --      39,125         49,875       $ 13,875          --

                  CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

     Our company has employment agreements with Alan Rosskamm, Jane Aggers, Dave Bolen, Brian Carney and Rosalind Thompson. These employment agreements are designed to retain the executive officers and provide for continuity of management in the event of any actual or threatened change in the control of our company. Each agreement becomes operative only upon a "Change in Control" of our company (as defined in the employment agreements) and only if the executive officer is then in the employ of our company. After a Change in Control, each employment agreement becomes, in effect, a two-year employment agreement, providing a salary, bonus and other employee benefits at not less than the levels existing prior to the Change in Control. If the executive officer is terminated by our company without "cause" as defined in his or her employment agreement or terminates his or her employment following a significant change in his or her duties, the employee will be entitled to receive compensation and benefits for the balance of the two-year period. The executive officer has an obligation to seek comparable employment elsewhere so as to minimize payments made and benefits provided under the employment agreement. Any compensation and benefits received from another employer serve to reduce payments and benefits provided by our company. In each employee agreement, the executive officer agrees that he or she will forfeit the foregoing payments and benefits if he or she engages in competition with our company during the period that any payments are made or benefits provided under his or her employment agreement.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to the following:

     - Chief Executive Officer

     - Executive Officers

     - Other Operating Officers

     The Compensation Committee is accountable to the Board of Directors on all compensation matters regarding our company's officers.

WHAT IS OUR COMPANY'S PHILOSOPHY ON EXECUTIVE COMPENSATION?

     The Compensation Committee's strategy is to design a compensation program that will enable our company to attract, motivate and retain officers and to establish and maintain a performance and achievement-oriented environment. The Compensation Committee and the Board believe that the executive management compensation program should support the goals of our company. Accordingly, the compensation program:

     - Establishes compensation performance objectives that are aligned with corporate goals;

     - Provides a high degree of correlation between compensation and performance; and

     - Creates long-term incentives directly linked to shareholder returns.

HOW ARE THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS COMPENSATED?

     Our company's compensation program for executive management consists of three elements:

     - A base salary;

     - A performance-based annual bonus; and

     - Periodic grants of stock options and restricted stock awards.

     BASE SALARY. Base salaries are generally set above the average of the salaries of comparable officers at companies that are considered to be peers of our company. Salary information about peer companies is determined by direct reference to published public information about companies in the specialty retail industry as well as companies in the fabric and craft industries. In determining compensation, consideration is given to the relative size of such companies. In addition, the Compensation Committee from time to time obtains input on industry salary levels from a nationally recognized employment consultant who has significant experience in the retail industry.

     In general, base salary and other components of compensation are determined by job responsibility, with the Chief Executive Officer and the executive vice presidents occupying the top tier. During fiscal year 2000, the Compensation Committee did not increase the base salaries of this top tier during its annual performance reviews.

     ANNUAL BONUS. Our company awards bonuses to executive officers, operating officers and certain other management employees through the Key Management Incentive Plan. The Plan is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. To ensure that the interests of all Plan participants are aligned with those of our company's shareholders, the company's profits are utilized as a factor in determining bonuses under the Plan. The level of bonus awarded under this Plan is based on a combination of the profit target for the fiscal year and individual performance goals. Bonuses are not payable under this

Plan unless the minimum profit goal is achieved. For fiscal year 2000, our company's profit exceeded the minimum target.

     The profit target that is established by the Board of Directors is typically set at a level that exceeds our company's profit from the prior fiscal year. The profit target is comprised of a minimum, midpoint and maximum target. The Chief Executive Officer can earn a bonus ranging from 50 percent to 100 percent of his base salary. Executive officers can earn a bonus ranging from 25 percent to 75 percent of their base salary. Bonuses for operating officers and other management employees participating in the plan are designed to amount to a smaller percentage of their salary.

     Individual performance goals are determined annually in advance by the Compensation Committee for the Chief Executive Officer, and for all other participants by the Chief Executive Officer or supervising Executive Officer. Specific bonuses awarded, if any, to executive officers and other participants are adjusted based on how well they met their pre-determined individual performance goals suitable for their particular position.

     STOCK OPTIONS AND RESTRICTED STOCK. Stock option and restricted stock awards are granted to executive officers and other key employees through the 1998 Incentive Compensation Plan. The Compensation Committee administers the plan, selects the recipients and determines the level of awards of stock options and restricted stock. Stock option awards are generally granted to executive officers upon hire, promotion or the assumption of increased responsibility. Additionally, an award is usually granted to executive officers, other operating officers and certain other management employees during November or December of each year. By including many levels of management, the stock option program reflects the Compensation Committee's strong belief that by providing additional incentives to key employees who have substantial responsibility for the management and growth of our company, the best interests of the shareholders and management will be closely aligned. Stock option grants to the Chief Executive Officer during the fiscal year 2000 represented 12 percent of all stock options granted during the year. Grants to the Chief Executive Officer and all other executive officers of the Company during fiscal year 2000 represented 40 percent of all stock options granted during the year. Stock option awards are not fully exercisable until four years following the date of grant and expire in ten years. This vesting period helps to reinforce a long-term perspective and retain executives.

     The Compensation Committee also grants restricted stock awards as a performance-based compensation vehicle and to attract and retain executive and operating officers. Generally, awards are made upon hire, promotion, the assumption of increased responsibility and to recognize superior performance. All restrictions on restricted stock awards granted to executive officers during the last three fiscal years lapse five years from the date of the award. Recipients forfeit their right to the restricted shares if they leave our company before the date of lapse. Because of this, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among executive officers. Restricted stock awards are also considered a useful compensation vehicle because, even after the restrictions on the awards lapse, they tend to reinforce the recipient's commitment to continued growth of our company and appreciation in the market price of our common stock over the long-term.

HOW WAS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATED FOR FISCAL YEAR 2000?

     During fiscal year 2000, Mr. Rosskamm did not receive an increase to his base salary of $450,000. The Compensation Committee had recommended an increase in Mr. Rosskamm's salary during fiscal year 2000, as Mr. Rosskamm's base salary is below market based on independent analyses of comparable Chief Executive Officers' base salary levels. However, Mr. Rosskamm declined to accept the increase. The Compensation Committee will continue to review Mr. Rosskamm's salary in light of market conditions in the future. Additionally, the other executive officers of the Company received no increase to their base salaries during fiscal year 2000. The average salary increase for all other operating officers was four percent. Mr. Rosskamm was awarded a bonus for fiscal 2000 under the Key Management Incentive Plan in the amount of $225,027 representing 50 percent of his base salary. This bonus was based on the Company's operating profit of $67.6 million exceeding the minimum goal for fiscal year 2000 as set by the Compensation Committee at the beginning of fiscal 2000. Mr. Rosskamm was granted a stock option award for 60,000 Class B common shares in December 1999.

     As part of his overall compensation package, Mr. Rosskamm is provided a split dollar life insurance arrangement for which the beneficiary is a trust established for the benefit of Mr. Rosskamm's children. This arrangement replaced the Supplemental Retirement Plan provided by the company to Mr. Rosskamm prior to fiscal 1995. See note (8) under "Executive Compensation."

HOW HAS THE COMPANY RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF
COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers. During fiscal 1999, shareholders approved the 1998 Incentive Compensation Plan, which provides for performance-based awards. Stock option and restricted stock awards made under this Plan are intended to meet the performance-based compensation exception to the IRS deduction disallowance.

     The names of the Directors who serve on the Compensation Committee are set forth below.

                                            COMPENSATION COMMITTEE

                                            FRANK NEWMAN (Chairman)
                                            SCOTT COWEN
                                            GREGG SEARLE
                                            DEBRA WALKER

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly changes in total shareholder return on our Class A and Class B common shares with the total return of the S&P Composite--500 Stock Index and the S&P Retail (Specialty)-Small Index for the last five years. In each case, we assumed an initial investment of $100 on January 31, 1995. Each subsequent date on the chart represents the last day of the indicated fiscal year. No dividends were paid by us during such five-year period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                              JO-ANN A               JO-ANN B               S&P 500               S&P RETAIL
                                              --------               --------               -------               ----------
1995                                            100                    100                    100                    100
1996                                            179                    158                    135                     64
1997                                            196                    181                    167                     73
1998                                            313                    277                    208                     99
1999                                            197                    163                    272                    100
2000                                            132                    120                    296                     78

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe that, during the fiscal year ended January 29, 2000, all filing requirements under
Section 16(a) of the Securities Exchange Act of 1934 applicable to our executive officers, directors and greater than 10% beneficial owners were met.

                              INDEPENDENT AUDITORS

     Arthur Andersen, LLP has been appointed as our company's independent auditors for the fiscal year ending January 27, 2001. A representative of Arthur Andersen, LLP will be present at the annual meeting and will have an opportunity to make a statement if he desires to do so. Additionally, this representative will be available to answer appropriate questions that you may have with respect to his firm's examination of our financial statements and records for the fiscal year ended January 29, 2000.

                            PROXY SOLICITATION COSTS

     The proxies being solicited hereby are being solicited by our company. We will bear the expense of preparing, printing, mailing and otherwise distributing this Proxy Statement. Further solicitation, if required, may be made by mail, telephone and personal interview, by the directors, officers and regularly engaged employees of our company, without extra compensation. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our common shares.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2001 annual meeting of shareholders is January 9, 2001. Proxies for the 2001 annual meeting of shareholders will confer discretionary authority to vote on any matter that a shareholder does not give written notice of by March 24, 2001.

                                 ANNUAL REPORT

     Our Annual Report for the fiscal year ended January 29, 2000, is being mailed to holders of both Class A and Class B common shares with this Notice of Annual Meeting and Proxy Statement.

                                          BETTY ROSSKAMM,
                                          Secretary

By order of the Board of Directors
May 8, 2000

                             JO-ANN STORES, INC(R)

PROXY SERVICES
P.O. BOX 9079
FARMINGDALE, NY 11735

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions anytime before 12:00 noon eastern standard time on June 7, 2000. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions anytime before 12:00 noon eastern standard time on June 7, 2000. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Jo-Ann Stores, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Also, please check the box provided below if you plan to view future materials on the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:              JOANN1          KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------
                                                                              DETACH AND RETURN THIS PORTION ONLY

                          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JO-ANN STORES, INC.

Election of Directors
1.   To elect the following three directors of the class   For  Withhold  For All  To withhold authority to vote,
     whose three-year terms of office will expire in 2003: All    All     Except   mark "For All Except" and write
     01) Alan Rosskamm                                     [ ]    [ ]      [ ]     the nominee's number on the
     02) Scott Cowen                                                               line below.
     03) Gregg Searle                                                              _______________________________

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY
WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                                            Please check if you plan to view future materials on the Internet  [ ]

-------------------------------------------------            -------------------------------------------------
|                                      |        |            |                                      |        |
|                                      |        |            |                                      |        |
-------------------------------------------------            -------------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)       Date                Signature (JOINT OWNERS)                  Date

                                                                         JOANN2
--------------------------------------------------------------------------------


                            JO-ANN STORES, INC.
                         BOARD OF DIRECTORS PROXY
                       ANNUAL MEETING, JUNE 8, 2000

At the Annual Meeting of Shareholders of our Company to be held on June 8, 2000, and at any adjournment. Frank Newman, Betty Rosskamm, and Debra Walker or any one of them, is hereby authorized to represent me and thereat to vote my shares on the following:

1. To elect the following three directors of the class whose three-year terms of office will expire in 2003: Alan Rosskamm, Scott Cowen, and Gregg Searle.

                                                           SEE REVERSE
                                                              SIDE